                                                                    EXHIBIT 10.1

                             CONAGRA POULTRY COMPANY
                                 MILITARY SALES

                         CONSIGNED DISTRIBUTOR AGREEMENT

This Distributor Agreement dated JULY 21, 2003 made by and between ConAgra Poultry Company (hereinafter "CAPC") Military Sales of Duluth, Georgia, a Corporation and MRG (hereinafter "Distributor").

1. Distributor will serve as sole Distributor of Manufacturer's Products to the military installations listed in Schedule A.

2. Distributor will warehouse and ship all products sold by Manufacturer on Contract Number: 00G2431 to the afore mentioned Commissaries. These products are consigned to Distributors Warehouse and freight is prepaid on all products shipped to Distributor by Manufacturer in minimum shipments that will result in 2-3 deliveries per week. ORDER FOR PRODUCTS TO BE WAREHOUSED BY DISTRIBUTOR SHOULD BE FAXED OR EDI TO:

         FAX                               EDI
         LUANNE JINKINS                    LINDA BLANKENSHIP
         FAX: 1-800-798-6710               1865 EVERGREEN BLVD., SUITE 100
         PHONE: 1-800-798-6707 X 4282      DULUTH, GA  30096
         ----------------------------------------------------------------------
                                           FAX:     770-232-4383
                                           PHONE: 404-942-4138

3. Distributor will notify Manufacturer upon discovery, and not later than 5 days after receiving the products of any hidden damage in shipments to Distributor from the Manufacturer. Upon receipt of such notification, manufacturer will immediately credit Distributors inventory for the cases damaged and give Distributor instructions for disposal of the damaged inventory.

4. Distributor shall make deliveries of the products to customers designated by CAPC, as set forth on Schedule A, (attached) hereto in quantities indicted by CAPC. In addition CAPC may request Distributor to make deliveries to customers not listed on Schedule A.

5. Distributor shall provide to the Customer a delivery receipt on which Distributor will assure that the Customer will acknowledge acceptance of the condition and quantities of the products delivered and listed thereon.

6. Distributor shall provide CAPC with the originals of acknowledged delivery receipts obtained from Customers at least once weekly and shall invoice CAPC at that time for all products delivered and accepted on the delivery receipts. Payment terms shall be net

         Biweekly. Distributor shall invoice CAPC at the price Distributor initially paid CAPC (on first in, first out basis) plus .06 (CENT) per pound net weight.

7. This Agreement shall become effective dated JULY 21, 2003 and shall remain in effect until terminated by either party upon thirty days (30) prior written notice to the other.

8. NOTICES. Any notice required hereunder shall be given in writing by certified mail return receipt requested, effective when deposited in the United States mail to the following address: (See next page)




     IF TO DISTRIBUTOR, IT SHALL BE ADDRESSED:                IF TO CAPC, IT SHALL BE ADDRESSED:
     ----------------------------------------                 ----------------------------------
     MRG                                                      ConAgra Poultry Company
     2180 Executive Circle                                    1965 Evergreen Blvd., Suite 100
     Colorado Springs, CO  80906-4100                         Duluth, GA  30096
     ATTN:  Ethan Hokit                                       ATTN:  Don Wagner


     MODIFICATION. This Agreement shall not be amended or modified in any respect unless done in writing and signed by Distributor and CAPC.

     WAIVER. The failure of either party to enforce at any time or any period of time any of the provisions hereof shall not be construed to be a waiver of any such provision or provisions or of the right of such party thereafter to enforce any such provision.

     The following attachments are hereby made a part of this Agreement:

     Schedule "A" list of Military Commissaries for product delivery.

     CONAGRA POULTRY COMPANY
     MILITARY SALES

     By         /s/   Don Wagner                                                                 Date     July  30, 2003
                ----------------------------------------------------------------                          --------------
     Title
                ----------------------------------------------------------------


     MRG
     DISTRIBUTOR

     By         /s/ Ethan D. Hokit                                                               Date     7-23-03
                ----------------------------------------------------------------                          -------------
     Title      President
                ----------------------------------------------------------------

SCHEDULE A


     COMMISSARIES TO BE SUPPLIED:

     Academy
     Carson, Ft.
     F.E. Warren
     Buckley/Fitzsimmons
     Peterson AFB